FILED PURSUANT TO RULE 424(b)(3)

REGISTRATION NO. 333-192852

American Energy Capital Partners, LP

Supplement No. 1 dated June 18, 2014 to Prospectus dated May 8, 2014

The Prospectus for American Energy Capital Partners, LP consists of this Supplement No. 1 and the Prospectus dated May 8, 2014. This Supplement No. 1 will be delivered with the Prospectus. The primary purposes of this Supplement No. 1 are to:

•	update the status of the offering;

•	update the suitability standards for New Jersey, Massachusetts, Iowa, Oklahoma and Texas investors, and update the escrow account requirement for Arizona investors;

•	update disclosure in the Prospectus; and

•	provide a new Subscription Agreement as Exhibit B-1, which replaces in its entirety the Subscription Agreement included as Exhibit B in the Prospectus, and a new multi-offering subscription agreement as Exhibit B-2 to this Supplement No. 1.

Status of the Offering. The partnership is currently offering units. On June 16, 2014, American Energy Capital Partners, LP, or the Partnership, received and accepted aggregate subscriptions equal to $2,000,000 for common units representing limited partner interests, or Units, at a discounted price of $18.00 per Unit, consisting of $1,000,000 in cash paid by each of American Energy Capital Partners GP, LLC, or the General Partner, and AECP Management, LLC, or the Manager, issued 55,555 Units to each of the General Partner and Manager and therefore broke escrow. Subscriptions from residents of Pennsylvania and Arizona will be held in escrow until the Partnership has received aggregate subscriptions of at least $100.0 million and $10.0 million, respectively. Additionally, the Partnership and the Manager entered into the Management Agreement dated June 16, 2014, the date of the Partnership’s initial closing.

Recent Announced Transactions by Affiliates of the Manager. On June 9, 2014, American Energy - Permian Basin, LLC, or AEPB, a limited liability company formed to acquire, develop and operate oil and gas properties in the Wolfcamp area of the southern Permian Basin in West Texas, announced that it had agreed to acquire approximately 63,000 net leasehold acres primarily in Reagan and Irion Counties, Texas for approximately $2.5 billion. In addition, on June 9, 2014, American Energy ‒ Marcellus, LLC, or AEM, a limited liability company formed to acquire, develop and operate oil and gas properties in the Marcellus Shale play in Ohio, West Virginia and Pennsylvania, announced that it had agreed to acquire approximately 48,000 net leasehold acres in Doddridge, Harrison, Marion, Tyler and Wetzel Counties, West Virginia. Both AEPB and AEM are companies formed by Aubrey K. McClendon and have The Energy & Minerals Group (a private equity firm), as their lead equity investor, with additional equity from First Reserve Corporation, AEPB’s and AEM’s respective management teams and others. Each of AEPB and AEM will be managed by an affiliate of the Manager.

Due to exclusivity agreements, our Manager will not present to us opportunities to acquire oil and gas leasehold interests in the Wolfcamp play area of the southern Permian Basin in West Texas or in the core of the liquids rich portion of the Marcellus Shale play in Northern West Virginia as discussed above, nor in the Utica Shale area in Ohio, West Virginia, and Pennsylvania and the Woodford Shale area in Central Northern Oklahoma.

Suitability Standards. The following escrow requirement is hereby added to the “Suitability Standards – In General” section on page 5 of the Prospectus:

“Arizona Investors. Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the Partnership from investors, excluding subscriptions from Arizona investors.”

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Additionally, suitability requirements set forth in the “Suitability Standards – General Suitability Requirements for Purchasers of Common Units Representing Limited Partners Interests” beginning on page 6 of the Prospectus are hereby revised to include the standards below:

•	“New Jersey Residents. You must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	Massachusetts Residents. An investor must have either (a) a minimum net worth of at least $330,000 or (b) an annual gross income of at least $85,000 and a net worth of at least $85,000. A Massachusetts investor’s aggregate investment in our common units and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Iowa Residents. If you are a resident of Iowa, you must represent that you have a liquid net worth of at least 10 times your investment in this program and affiliated programs and you meet the $85,000/$85,000/$330,000 suitability requirement.

•	Oklahoma Residents. If you are a resident of Oklahoma, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the Partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

•	Texas Residents. If you are a resident of Texas, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the Partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.”

Prospectus Summary. The penultimate sentence of the first full paragraph under the heading “Prospectus Summary – The Offering – Distributions” on page 17 of the Prospectus, the first sentence in the third full paragraph on page 125 of the Prospectus and the second sentence in the first full paragraph under the heading “Cash Distributions” on page 147 of the Prospectus are hereby revised to state in full as follows:

“Although our Partnership Agreement does not require that we make regular monthly or quarterly distributions, our general partner intends to distribute on a monthly basis, commencing with the fourth whole month following the initial closing date, to the Unitholders cash equal to a non-compounded 6.0% annual rate, which begins to accrue on the initial closing date or, if later, the date on which we received the Unitholder’s subscription proceeds, on the $20.00 original purchase price per Unit, or a targeted annual rate of $1.20 per Unit, which we refer to as the targeted distribution.”

Additionally, the second bullet point under the heading “Our Investment Objectives” on pages 10 and 106 of the Prospectus are hereby revised to provide as follows:

•	“to make distributions to the holders of our Units, which we intend to be at a targeted non-compounded distribution rate of 6% per annum, which begins to accrue on the initial closing date or, if later, the date on which a Unitholder’s subscription funds are received by us, on the $20.00 original purchase price per Unit, or a targeted annual distribution rate of $1.20 per Unit, payable monthly commencing with a distribution for the fourth whole month following the initial closing date;”

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The paragraph entitled “Prospectus Summary – The Offering – Compensation of our general partner, its affiliates and certain non-affiliates” on page 21 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Pursuant to the Management Agreement, the Partnership will pay the Manager a monthly management fee during the period commencing with the initial closing date and extending through the final termination date equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by the holders of Units to the Partnership from the initial closing through the final termination date; and (ii) the average outstanding indebtedness of the Partnership during the preceding month. Following the final termination date, the Partnership will pay the Manager and our general partner a monthly management fee equal to an annual rate of 5%, which will be paid four-fifths (that is, at an annual rate of 4%) to the Manager and one-fifth (that is, at an annual rate of 1%) to our general partner, of the sum of: (i) the capital contributions made by our Unitholders from the initial closing through the final termination date; and (ii) the average outstanding indebtedness of the Partnership during the preceding month. See “Compensation – Compensation Related to the Operation of the Partnership” for a further description of the management fee. The management fee may be subject to further adjustment with the mutual agreement of our general partner and the Manager, but it will not be increased. The management fee includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third parties.”

Risk Factors. The following risk factor is hereby added as the third full risk factor on page 39 of the Prospectus:

“Mr. McClendon’s time and attention may be diverted as a result of investigation and litigation matters related to Chesapeake Energy Corporation.

There are several litigation and investigation matters relating to Chesapeake Energy Corporation, or Chesapeake, that may require some of Mr. McClendon’s time and attention due to his previous position as Chesapeake’s chief executive officer, where he served until April 1, 2013. Further developments related to such litigation or investigations may require additional time and attention from Mr. McClendon until they are resolved, which may reduce some of the time and attention Mr. McClendon devotes to the Manager.”

The risk factor entitled “Control of our general partner may be transferred to a third party in a merger or sale of our assets without Unitholder consent,” on page 33 of the Prospectus is hereby revised to provide in full as follows:

“Control of our general partner may be transferred to a third party in a merger or sale of our assets without Unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the Unitholders. The new owner of our general partner would then be in a position to replace the board of directors and officers of our general partner with their own choices and thereby influence the decisions made by the board of directors and officers in a manner that may not be aligned with the interests of our Unitholders.”

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Source of Funds and Estimated Use of Offering Proceeds. The “Estimated Use of Proceeds” table on page 71 of the Prospectus is hereby revised to provide in full as set forth below.

“Substantially all of the gross offering proceeds available to the Partnership will be expended for the following purposes and in the following manner:

Estimated Use of Proceeds
Dollars in Thousands
	Minimum Offering	%	Target for First Year Following Effectiveness	%	Maximum Offering	%
Gross Proceeds	$2,000	100.00	$750,000	100.00	$2,000,000	100.00
Offering and organization costs:
Selling commissions	$140	7.00	$52,500	7.00	$140,000	7.00
Dealer manager fee	$60	3.00	$22,500	3.00	$60,000	3.00
Estimated reimbursement to general partner for fees and expenses related to organization and offering(1)	$20	1.00	$7,500	1.00	$20,000	1.00
Estimated reimbursement to Manager for fees and expenses related to organization and offering(1)	$10	0.50	$3,750	0.50	$10,000	0.50
Amounts available for investment, management fees, acquisition fees, disposition fees, financing coordination fees and distributions to Unitholders(1)(2)	$1,770	88.50	$663,750	88.50	$1,770,000	88.50

______________________________

(1) Assumes no debt is outstanding. We may use capital contributions to pay the management fees, acquisition fees, disposition fees and financing coordination fees to our general partner and the Manager and to make distributions to Unitholders. If a distribution to Unitholders is not funded entirely from Partnership revenues, investors residing in Iowa, Maryland, North Dakota and Oklahoma will be provided disclosure that provides the percentage and dollar amount that is funded from Partnership revenues and the percentage and dollar amount of such distribution that is funded by offering proceeds or borrowings. See “Proposed Activities” for a more detailed discussion of our investment objectives and “Compensation” for a more detailed discussion of the fees we will pay our general partner, the Manager and their respective affiliates.

(2) We will pay the Manager a monthly management fee during the period commencing with the initial closing date and extending through the final termination date equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by the holders of Units to us from the initial closing through the final termination date; and (ii) our average outstanding indebtedness during the preceding month. Thereafter, the monthly management fee will equal an annual rate of 5%, with 80% of the monthly management fee (that is, an annual rate of 4%) to be paid to the Manager and 20% of the monthly management fee (that is, an annual rate of 1%) to be paid to our general partner. See “Compensation” for a more detailed discussion of the management fee.”

Conflicts of Interest. The following paragraph is hereby added as the third full paragraph on page 67 in the “Conflicts of Interest – Conflicts with the Manager” section of the Prospectus.

“Also, any services not otherwise described in this prospectus, the Management Agreement or any operating agreement for which the Manager or an affiliate is to be compensated by us must be:

•	set forth in a written contract that describes the services to be rendered and the compensation to be paid; and

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•	cancelable without penalty by us if approved by investors whose Units equal a majority of the total units, excluding Units owned by the general partner or ARC sponsor or any affiliate thereof.”

Compensation. The following discussion is hereby added to the “Compensation” section on page 72 of the Prospectus:

“In conjunction with our acquisition of both producing and non-producing oil and gas properties (excluding any properties we may acquire from the Manager or its affiliates), the Manager will receive an acquisition fee and reimbursement of its acquisition expenses based on the contract price for each property acquired. In return, the Manager will conduct the initial due diligence for a property acquisition, including environmental matters, and submit a proposal to us consisting of a written report that includes the following:

•	a description of the properties to be acquired;

•	estimated reserve information and gross and net leasehold acres;

•	the proposed terms of the proposed acquisition, including whether same deviate from general parameters we and the Manager may establish from time to time for acquisitions;

•	economics of the proposed acquisition and budgeting information of expected expenditures;

•	a recommendation of the amount of indebtedness, if any, to be used by us to fund the proposed acquisition;

•	such other information as our general partner may request; and

•	if we elect to acquire a property, then the Manager, at the direction of our general partner, will seek to:

•	finalize the definitive documents;

•	conduct the remaining due diligence on our behalf;

•	submit the definitive agreements to us for final approval;

•	meet with our general partner to address any questions it may have in connection with its evaluation and approval of the acquisition; and

•	assist the Partnership in connection with closing such proposed acquisition.

In conjunction with the disposition by us of producing and non-producing properties, our general partner and the Manager will receive a disposition fee from us, which will be paid one-half to our general partner and one-half to the Manager, and reimbursement of their respective costs incurred in connection with such activities. With respect to the disposition fee, the activities performed by the general partner and the Manager on our behalf may include:

•	preparing a data room (which may be a virtual data room) populated with the title, right-of-way, contractual and other information that a buyer would typically require for its review and evaluation in connection with a proposed sale;

•	determining the method for such disposition;

•	overseeing the disposition process;

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•	working with potential buyers to negotiate the most advantageous terms for such disposition then available under the circumstances;

•	if our general partner approves the disposition and executes the definitive agreement(s) on our behalf, the Manager will work at the direction and control of our general partner to consummate the disposition on the agreed terms; and

•	assistance regarding the sale of our oil and gas properties including the preparation of an investment package for the property (such as an investment analysis, a property description and other due diligence information).

In conjunction with any financing of our properties and operations, our general partner and the Manager will receive a financing coordination fee, which will be paid one-third to our general partner and two-thirds to the Manager. With respect to the financing coordination fee, the activities performed by our general partner and the Manager on our behalf may include:

•	services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other permitted investments;

•	meeting with interested sources of providing financing to us to seek attractive terms;

•	negotiating the definitive terms of any loan documents for our execution; and

•	assistance in complying with on-going obligations under our credit documents.

In this regard, the following terms have the meanings set forth below. See the “Additional Information” section of the Prospectus and the form of Management Agreement, which is Exhibit 10.2 to the Registration Statement of which the Prospectus is a part, for the complete definitions.

(1)	“Acquisition fee” generally means the total fee payable by us to the Manager as compensation for its services in connection with the investigation, selection, and our acquisition (by purchase, contribution, investment or exchange) of any producing or non-producing oil and gas property (other than a property acquired by us from the Manager or any of its affiliates) in an amount equal to 2.0% of the contract price of each property acquisition.

(2)	“Acquisition expenses” generally means any and all expenses, not to exceed 1% of the contract price, including but not limited to legal fees and expenses, travel, lodging and communications expenses, financial advisory fees, brokerage fees, costs of appraisals, engineering fees and expenses, third party consultant fees and expenses, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence (including, without limitation, title, environmental, general land services and similar due diligence), but excluding acquisition fees, in each case incurred by us, the Manager or any of our respective affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any oil and gas property, whether or not acquired.

(3)	“Contract price” generally means the total consideration, including any “carried interest” consideration or deferred or “earn-out” payments when paid by us in connection with the acquisition from any seller(s) of any property, or the total consideration received by us for the sale or other disposition of any property (other than sales of oil, gas and other hydrocarbons produced from our properties in the ordinary course of business).

(4)	“Disposition fee” generally means all compensation payable by us to our general partner and the Manager for their services in connection with the sale or other disposition by us of all or any portion of our properties (other than the sale or other disposition in the ordinary course of business of oil, gas or other hydrocarbons produced from the properties and other than a sale or other disposition to the Manager or any of its affiliates) in an amount equal to 1% of the contract price of the properties, which is payable 50% to our general partner and 50% to the Manager.
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(5)	“Disposition expenses” generally means any and all expenses, exclusive of disposition fees, incurred by us, the Manager or any of our respective affiliates in connection with the sale or other disposition, or proposed sale or other disposition, of all or any portion of our properties (other than the sale of oil, gas or other hydrocarbons produced from the properties), whether or not sold or otherwise disposed of, including, without limitation, legal fees and expenses, travel, lodging and communications expenses, brokerage fees, costs of appraisals, engineering fees and expenses, third party consultant fees and expenses, accounting fees and expenses, title insurance premiums and the costs of performing engineering, environmental, title, general land services and other due diligence.

(6)	“Financing coordination fee” generally means all compensation to our general partner and the Manager for their services in connection with our financing any property acquisition or our assumption of any loan(s) with respect to any property acquisition or refinancing of any loan, equal to 0.75% of the principal account incurred by us or outstanding under any such loan, which is payable 0.50% to the Manager and 0.25% to our general partner.”

Management – Executive Management Team. The biographical information for Aubrey K. McClendon, Jeff A. Fisher and Scott R. Mueller on page 102 of the Prospectus is hereby replaced in its entirety as follows:

“Aubrey K. McClendon has served as chief executive officer of the Manager since its formation in December 2013. Mr. McClendon is a well-known entrepreneur and manager with over 30 years of experience in the oil and natural gas industry. Previously, he served as chairman and chief executive officer of Chesapeake Energy Corporation, or Chesapeake, from co-founding the company in May 1989 until his resignation that was effective in April 2013. Under his leadership, Chesapeake grew from a $50,000 startup in 1989 to the nation’s largest gross producer of natural gas and a top 10 domestic producer of oil and natural gas liquids with an enterprise value of approximately $30 billion with approximately 10,000 employees at the time of his departure. In addition, during his tenure Chesapeake became the most active driller of new wells in the U.S. and once operated approximately 175 drilling rigs, the largest driller of horizontal shale wells, the second largest natural gas producer and the 11th largest natural gas liquids and oil producer in the United States and one of the largest U.S. leasehold and 3D seismic owners. During his leadership, Chesapeake discovered the Haynesville Shale, Utica Shale, Powder River Niobrara Shale, Tonkawa Sand and Mississippi Lime unconventional plays, and led the initial development of major domestic oil and natural gas plays in Marcellus Shale in Pennsylvania and West Virginia, the Utica Shale in Ohio, the Haynesville Shale in Louisiana, the Fayetteville Shale in Arkansas, the Eagle Ford Shale in Texas, and the Barnett Shale in Texas. Also, through Chesapeake’s drilling programs, Mr. McClendon has personally participated in approximately 11% of all of the horizontal wells drilled in the United States over the past 20 years. From 1990 to 2012, key management team members of Chesapeake under Mr. McClendon participated in approximately 200 acquisitions by Chesapeake of acreage, producing oil and gas properties, minerals and companies in amounts greater than $10 million, with a combined value of approximately $28 billion. Mr. McClendon earned a Bachelor of Arts in History from Duke University in 1981.

Jeff A. Fisher has served as chief operating officer of the Manager since its formation in December 2013. Before joining the Manager, Mr. Fisher served as executive vice president of production for Chesapeake Energy Corporation, a publicly traded oil and gas drilling company from December 2012 until August 2013. Mr. Fisher had previously served as senior vice president - production since 2006. He was vice president - operations for Chesapeake's Southern Division from July 2005 to February 2006 and served as Operations Manager from 2003 to July 2005. While at Chesapeake, Mr. Fisher oversaw an operations team with more than 2,000 employees, 23,000 operated wells and 40,000 total properties. He also supervised more than 12,000 well completions and assisted in running a drilling program that at one time reached 175 rigs. Prior to his tenure at Chesapeake, Mr. Fisher worked in various engineering and operational leadership roles at BP, Vastar, and Arco. Mr. Fisher earned a Bachelor of Science in Mechanical Engineering from Oklahoma State University in 1983.

Scott R. Mueller has served as chief financial officer of the Manager since its formation in December 2013. From October 2011 until he began working for the Manager, Mr. Mueller served as chief financial officer for Mr. McClendon's private companies and family office. Prior to working for Mr. McClendon, Mr. Mueller was a partner at the private equity firm Hall Capital Partners from July 2009 until October 2011. He also served as the chief investment officer of OKC-based TLW Investments and TLW Trading in 2008 and 2009. From 1999 to 2008, Mr. Mueller worked for Goldman Sachs in New York and Dallas, where he rose to the level of vice president in the Private Wealth Management group. Mr. Mueller earned a Masters of Business Administration from the University of Texas in 1999 and earned a Bachelor of Arts in General Business Administration/Pre-Law from the Honors College at Michigan State University in 1992.”

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The following biographical information for Curt N. Launer is hereby added to the “Management – Executive Management Team” section that begins on page 102 of the Prospectus:

“Curt N. Launer has served as Senior Vice President – Capital Formation of the Manager since April 2014.   Prior to joining the Manager, Mr. Launer served as a Managing Director and Equity Research Analyst of Deutsche Bank Securities, the investment banking division of Deutsche Bank, from May 2010 until April 2014.  From October 2005 through May 2010, Mr. Launer served as a Managing Director of Sagent Advisors, an investment bank. Prior to October 2005, Mr. Launer served in various investment banking and accounting roles at Credit Suisse, Donaldson, Lufkin & Jenrette, LF Rothschild, Gruss Petroleum, Mobil Oil and Arthur Young & Company.  Mr. Launer received a Bachelor of Science degree in business and accounting from State University of New York at Buffalo in 1977.”

Management – Management Agreement. The section under the heading “Management Agreement” on page 103 of the Prospectus is hereby replaced in its entirety with the following disclosure:

“Concurrently with the initial closing of the sale of Units pursuant to this offering, we will enter into the Management Agreement with the Manager, under which we believe that we will benefit from the expertise of the management and technical personnel of the Manager in the oil and gas industry. In this regard, the Manager has a significant amount of information about domestic horizontal drilling in the United States available to it. As of June 11, 2014, for example, approximately 330 horizontal rigs were drilling within two miles of leaseholds held by the Manager’s affiliates, which was approximately 24% of the total 1,368 horizontal rigs that were drilling onshore in the United States at that time according to RigData’s weekly rig location database. Also, approximately 100 horizontal rigs were drilling on leaseholds held by the Manager’s affiliates, which was approximately 7% of the total horizontal rigs that were drilling onshore in the United States at that time. Additionally, affiliates of the Manager have approximately 33,000 reserve cases in their own databases, which include approximately 22,000 wells with geoscience, engineering, production and land title files. Finally, affiliates of the Manager have received approximately 3,300 well proposals since April 1, 2013, which is a new well proposal and completion report received every three to four hours on average.”

Proposed Activities – Environmental Review. The following paragraph is hereby added as the second full paragraph under the heading “Environmental Review” on page 105 of the Prospectus:

“We embrace our role as a responsible citizen and have adopted operating principles to guide all of our activities. It is our obligation to protect the environment and promote safe and responsible extraction of oil and natural gas.

•	Business Philosophy. We are committed to protecting natural resources, caring for the environment, and complying with all applicable local, state, and federal laws and regulations in our daily operations.

•	Operational Excellence. We strive for excellence and are satisfied with nothing less. We move quickly to rectify any environmental problems associated with our operations and address any issue that might arise.

•	Commitment of Resources. We provide human, physical and financial resources to achieve environmental protection objectives. We expect employees, contractors, suppliers, and vendors to do the same to ensure safe and clean operations.

•	Continuous Improvement. We continue to evaluate evolving environmental protection measures to improve our operating practices and further reduce our environmental footprint using the latest technologies and operational procedures.

•	Support of Industry Regulation. We support evolving science-based regulation at the appropriate level of government that ensures natural gas and oil wells are drilled, completed and produced safely and responsibly.

•	Community Focus. We strive to be charitable, engaged and responsible members of, and partners in, the communities in which we work.”

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Summary of the Management Agreement. The paragraph entitled “Fees” on page 114 of the Prospectus is replaced in its entirety with the following disclosure:

“Pursuant to the Management Agreement, we will pay the Manager a monthly management fee, which includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third-parties, as described under ‘Compensation ‒ Compensation Related to the Operation of the Partnership.’ In addition, as discussed under ‘Compensation ‒ Compensation Related to the Operation of the Partnership,’ we will pay the Manager fees in connection with any acquisition, disposition and financing of our oil and gas properties. We will also reimburse the general partner and the Manager for offering and organizational expenses in an amount equal to up to 1.5% of the gross proceeds of the offering as discussed under ‘Capital Contributions and Distributions – Capital Contributions ‒ Offering and Organization Costs.’”

Competition, Markets and Regulation. The following is hereby added as the fourth full paragraph under the heading “Competition” on page 116 of the Prospectus:

“We believe it is an ideal time to invest in onshore United States oil and gas assets due to changes in global and United States demand causing United States natural gas prices to increase. Recent geopolitical unrest also has raised focus on energy supply and adds to attraction of energy prices and energy investing. Additionally, the U.S. Energy Information Administration (EIA) estimates that the United States will be the world’s top producer of petroleum and natural gas hydrocarbons in 2013, surpassing Russia and Saudi Arabia.”

Capital Contributions and Distributions – Distributions. The last sentence of the second full paragraph on page 125 of the Prospectus is hereby revised to provide as follows:

“If a distribution is not being funded entirely from Partnership revenues, the Partnership will provide Iowa investors, as well as investors in Maryland, North Dakota and Oklahoma, with a disclosure that provides the percentage and dollar amount that is being funded from Partnership revenues and the percentage and dollar amount that is being funded by offering proceeds or borrowings.”

Investment by Tax-Exempt Entities and ERISA Considerations. The second full paragraph under the heading “Annual or More Frequent Valuation Requirement” on page 144 of the Prospectus is hereby revised to provide in full as follows:

“Unless and until our Units are listed on a national securities exchange, it is not expected that a public market for the Units will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our Units, we intend to provide reports of our quarterly and annual determinations of the current estimated Units value, prepared by a third party valuation expert, to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Notwithstanding, the foregoing, from the commencement of this offering until 18 months have passed without a sale in this offering of our common units, we expect to use the gross offering price of a common unit in this offering as the per common unit estimated value. Also, there can be no assurance with respect to any estimate of value that we prepare, that:

•	the estimated value per Unit would actually be realized by our Unitholders on liquidation, because these estimates do not necessarily indicate the price at which Units can be sold;

•	our Unitholders would be able to realize estimated net asset values if they were to attempt to sell their Units, because no public market for our Units exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.”

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Amendments to the Partnership Agreement. The following provisions of the Partnership Agreement, Exhibit A to the Prospectus, are hereby amended as follows:

•	The definition of “Targeted Rate” in Section 1.1 on page Exhibit A-16 of the Partnership Agreement is hereby revised to read in full as follows:

““Targeted Rate" means a non-compounded rate of 6.0% per annum which begins to accrue on the Initial Closing Date or, if later, the date on which a Unitholder’s subscription funds are received by the Partnership.”

•	The first full paragraph of Section 5.13 on page Exhibit A-32 of the Partnership Agreement is hereby revised to read in full as follows:

“Notwithstanding the foregoing, the Partnership shall not reimburse the General Partner, the Manager, or their Affiliates for any Organization and Offering Expenses that would exceed, in the aggregate, an amount equal to 1.5% of the Gross Proceeds on the Offering Termination Date. Additionally, total reimbursements of Organization and Offering Expenses to the General Partner and the Manager under this Agreement and the Management Agreement, respectively, plus the aggregate amount of the monthly management fee paid to the Manager prior to the Offering Termination Date pursuant to Section 5.1 of the Management Agreement, which fee is calculated based on both offering proceeds raised and the Partnership’s average outstanding indebtedness, shall not exceed 15% of the Gross Proceeds received by the Partnership.”

•	Section 7.4(iv) on page Exhibit A-36 of the Partnership Agreement is hereby revised to provide in its entirety as follows:

“(iv) Prior to the Listing date, the General Partner and any Affiliate of the General Partner may not:

(a) profit by drilling in contravention of its fiduciary obligations to the Unitholders, as provided in Section 5.11 or under any applicable law;

(b) receive any consideration for operator services provided to the Partnership, which is not anticipated by the General Partner, in excess of the competitive rate or duplicative of any other consideration or reimbursements received under this Agreement, nor benefit by interpositioning itself between the Partnership and the actual provider of the operator services; or

(c) benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.”

•	The seventh sentence in Section 11.1(ii) on page Exhibit A-51 of the Partnership Agreement, “The interest rate shall be that charged on comparable loans.”, is hereby deleted.

•	Section 15.9 on page Exhibit A-65 of the Partnership Agreement is replaced in its entirety with the following:

“Section 15.9 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.”

Additional Changes. The Prospectus is hereby amended in all places to state that AECP Management, LLC, the Manager, was formed as an Oklahoma limited liability company on December 14, 2013.

Subscription Agreements. The form of subscription agreement included in this Supplement No. 1 is hereby added as Exhibit B-1 to the Prospectus. Exhibit B-1 will hereby replace Exhibit B – Subscription Agreement of the Prospectus in its entirety.

The form of multi-offering subscription agreement included in this Supplement No. 1 is hereby added as Exhibit B-2 to the Prospectus.

10

Exhibit B-1 to Prospectus

SUBSCRIPTION AGREEMENT

AMERICAN ENERGY CAPITAL PARTNERS

American Energy Capital Partners, LP
SUBSCRIPTION AGREEMENT

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, AECP and its affiliates, as well as AECP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Energy Capital Partners, LP ("AECP")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment

Acct# ______

Investment Amount

$ ______

▸ *$5,000 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For AECP (except AECP investors in AZ or PA), make checks payable to:** American Energy Capital Partners, LP
  - **For AECP investors in AZ and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners, LP

Note: Investment subject to suitability standards; see the corresponding Prospectus and Section 6 for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ______

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ______

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the

Uniform Transfer on Death Security Registration Act.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING UNITS WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase units pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Alabama residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AECP and AECP's affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement noted above.		
Arizona residents only: Arizona investors' subscriptions will be held in escrow until AECP has raised $10,000,000 from other jurisdictions.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AECP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AECP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AECP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement described above.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AECP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Kentucky residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our liquid net worth.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AECP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: I/we have: (a) a minimum net worth of at least $330,000; or (b) an annual gross income of at least $85,000 and a net worth of at least $85,000. My/our aggregate investment in AECP and in other illiquid direct participation programs may not exceed ten percent (10%) of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AECP has raised $100,000,000 from other jurisdictions.		
Nebraska, New Mexico, Ohio and Oregon residents only: I/we understand that I/we must not make an investment in AECP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.		
New Jersey residents only: I/we have: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000; or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in AECP, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my/our liquid net worth.

Exhibit B-2 to Prospectus

SUBSCRIPTION AGREEMENT

ARC Global | ARC DailyNAV | ARC-HTII | ARC Retail | ARC RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AECP

EFFECTIVE JUNE 18, 2014
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

10

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - ARC Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Global Trust, Inc.** ☐ **American Realty Capital Daily Net Asset Value Trust, Inc.** ☐ **American Realty Capital Healthcare Trust II, Inc.**
☐ **American Realty Capital – Retail Centers of America, Inc.** ☐ **ARC Realty Finance Trust, Inc.** ☐ **Business Development Corporation of America**
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc.** ☐ **American Realty Capital Hospitality Trust, Inc.** ☐ **American Realty Capital New York City REIT, Inc.**
☐ **American Energy Capital Partners, LP.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division, with the exception of Business Development Corporation of America.		

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Global, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Global and our affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.		
Washington residents only: A Washington investor's maximum investment in ARC Global and our affiliates cannot exceed 10% of his or her net worth.		

For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC Daily NAV and ARC Daily NAV affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC Daily NAV. ARC Daily NAV will not release any Pennsylvania investor proceeds for subscriptions from escrow until it has received an aggregate of $75,000,000 in subscriptions from other jurisdictions.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC Daily NAV offering registered with the Missouri Securities Division.

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*. Note that Nebraska investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs or ARC Daily NAV Automatic Purchase Plan.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Daily NAV, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Daily NAV, shares of ARC Daily NAV affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Daily NAV, shares of ARC Daily NAV affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and ARC Daily NAV affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only :		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: The maximum investment allowable in ARC-HT II and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Note that Maine investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
New Mexico, Ohio and Oregon residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Oregon investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the resident's net worth. It shall be unsuitable for a Massachusetts or Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-HT II securities registered by us for this offering with the Securities Division.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth. Note that Nebraska investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth		

For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs. Note that Alabama investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs or ARC RETAIL Automatic Purchase Plan.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RETAIL shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).

6 Continued

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only *(Continued)*:		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC RETAIL, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RETAIL and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RETAIL for a Pennsylvania investor is 10% of his or her net worth.		
Tennessee residents only: The investors' maximum investment in ARC RETAIL shares and the shares of its affiliates shall not exceed 10% of the Tennessee resident's liquid net worth.		

For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs. Note that Alabama investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs or ARC RFT Automatic Purchase Plan. .		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: The maximum investment allowable in ARC RFT is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC RFT not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC RFT and in other illiquid direct participation programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools) may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.

6 *Continued*

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An Investor must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) an investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in BDCA, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in BDCA and our affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a minimum gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the Grocery Center REIT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates should not exceed 10% of his or her net worth.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and our affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only *(Continued)*:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or I/we have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in the ARC Hospitality shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: The maximum investment allowable in ARC Hospitality and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in ARC Hospitality.

6 *Continued*

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Energy Capital Partners, LP ("AECP") Investors Only:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the Units, including the background of the General Partner and the tax consequences of my investment.		
Alabama residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AECP and AECP's affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement noted above.		
Arizona residents only: Arizona investors' subscriptions will be held in escrow until AECP has raised $10,000,000 from other jurisdictions.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AECP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AECP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AECP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirements described above.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AECP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Kentucky residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our liquid net worth.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AECP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: I/we have: (a) a minimum net worth of at least $330,000; or (b) an annual gross income of at least $85,000 and a net worth of at least $85,000. My/our aggregate investment in AECP and in other illiquid direct participation programs may not exceed ten percent (10%) of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AECP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AECP has raised $100,000,000 from other jurisdictions.		
Nebraska, New Mexico, Ohio and Oregon residents only: I/we understand that I/we must not make an investment in AECP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA.

NOTE: The APP may not be available in certain states for certain products. Please consult the product's individual subscription agreement to confirm.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

EFFECTIVE JUNE 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

8

IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC Daily NAV; ARC RFT; AECP; Grocery Center REIT II; and ARC Hospitality.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Global Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Global Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Daily Net Asset Value Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Daily Net Asset Value Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Healthcare Trust II, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Healthcare Trust II, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital – Retail Centers of America, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital – Retail Centers of America, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
ARC Realty Finance Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**ARC Realty Finance Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
Business Development Corporation of America c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Business Development Corporation of America** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Phillips Edison - ARC Grocery Center REIT II, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison - ARC Grocery Center REIT II, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Hospitality Trust, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Hospitality Trust, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital New York City REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital New York City REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
American Energy Capital Partners, LP c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Energy Capital Partners, LP** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC Daily NAV, ARC RFT, AECP, Grocery Center REIT II and ARC Hospitality:

- **For ARC Daily NAV and ARC RFT investors in PA, AECP investors in PA and AZ, Grocery Center REIT II investors in PA and ARC Hospitality investors in OH, PA and WA, mail to:**

American Realty Capital Daily Net Asset Value Trust, Inc.
c/o Realty Capital Securities, LLC
One Beacon Street, 14th Floor, Boston, MA 01208

ARC Realty Finance Trust, Inc.
c/o Realty Capital Securities, LLC
One Beacon Street, 14th Floor, Boston, MA 01208

Phillips Edison - ARC Grocery Center REIT II, Inc.
c/o Realty Capital Securities, LLC
One Beacon Street, 14th Floor, Boston, MA 01208

American Realty Capital Hospitality Trust, Inc.
c/o Realty Capital Securities, LLC
One Beacon Street, 14th Floor, Boston, MA 01208

American Energy Capital Partners, LP
c/o Realty Capital Securities, LLC
One Beacon Street, 14th Floor, Boston, MA 02108

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (877) 373-2522 | Facsimile: (646) 861-7793

FOR COMPANY USE ONLY:

Amount ______________________

Date ______________________

Check/Wire# ______________________

Account # ______________________

Registered Representative # ______________________

Firm # ______________________

Custodian ID# ______________________

Transfer Agent Reviewer ______________________